Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InVivo Therapeutics Holdings Corp. of our report, dated March 24, 2011, except for Notes 9, 11, 12 and 18 as to which the date is June 29, 2011 relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K, as amended, of the Registrant for the year ended December 31, 2010.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

August 5, 2011